EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 (the “Amendment”) dated as of October 17, 2005 to the Credit Agreement dated as of November 12, 1999 and amended and restated as of November 23, 2004 (as amended, the “Credit Agreement”), among GEORGIA GULF CORPORATION (the “Company”), the ELIGIBLE SUBSIDIARIES party thereto, the LENDERS party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Company and the Lenders wish to increase the revolving commitments, add additional lenders, permit additional commitment increases in the future, clarify the covenant limiting the amendment of material documents and amend the capital expenditures covenant and permit the transfer of all or substantially all of the assets and the subsequent dissolution of GG Terminal Management Corporation (“GGTMC”), in each case as more fully set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Definitions; References.  Unless otherwise specifically defined in the recitals above, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement, as amended hereby.

Section 2.  Amendment of Section 1.01, Schedule 2.01 and Section 2.01; Additional Lenders.

(a)           The definition of “Lenders” in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 2.01 or an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

(b)           The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows:

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.01, (b) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 under the heading “Revolving Commitment” or in the instrument of assumption or the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The aggregate amount of the Lenders’ Revolving Commitments as of October 17, 2005 is $240,000,000.

(c)           The Northern Trust Company hereby becomes a party to the Credit Agreement and a “Lender” for all purposes thereof and hereof, entitled to all rights and subject to all duties thereunder and hereunder.  Each Lender’s Revolving Commitment as of the date hereof is the amount set forth opposite its name on Schedule 2.01, which is amended to read in its entirety as set forth on Schedule 2.01 hereto.  Each Lender’s participation in any Letter of Credit outstanding prior to the Amendment Effective Date and the related LC Exposure is automatically adjusted on and as of the Amendment Effective Date to reflect such Lender’s new Applicable Percentage.  On the Amendment Effective Date, the principal amount of each Lender’s outstanding Loans shall be adjusted, and such Lender shall make or receive payments to or from the other Lenders, and such other adjustments shall be made, as may be required to reflect such Lender’s new Applicable Percentage.

(d)           Section 2.01 of the Credit Agreement is amended by adding the following paragraph at the end thereof:

At any time and from time to time during the Revolving Availability Period, if no Default shall have occurred and be continuing at such time, the Company may, if it so elects, increase the aggregate amount of the Revolving Commitments, either by designating one or more Persons not theretofore Lenders and acceptable to the Administrative Agent to become Lenders or by agreeing with one or more existing Lenders that such Lenders’ Revolving Commitments shall be increased.  Upon execution and delivery by the Company, the Borrowers and such Lenders of one or more instruments of assumption in form and amount satisfactory to the Administrative Agent, each such existing Lender shall have a Revolving Commitment as therein set forth or each such other Person shall become a Lender with a Revolving Commitment as therein set forth and all the rights and obligations of a Lender with such a Revolving Commitment hereunder; provided that (i) the Company shall provide prompt notice of such increase to the Administrative Agent, which shall promptly notify the other Lenders, (ii) the aggregate amount of each such increase which is effective on any day shall be at least $10,000,000 and (iii) the aggregate amount of the Revolving Commitments shall at no time exceed $250,000,000.  Upon any increase in the aggregate amount of the Revolving Commitments pursuant to this Section, (i) each Lender’s participation in any Letter of Credit shall automatically be adjusted to reflect such Lender’s new Applicable Percentage, and (ii) within five Business Days in the case of each ABR Borrowing outstanding, and within five Business Days if requested by the Required Lenders (acting through the Administrative Agent) and otherwise at the end of the then current Interest Period with respect thereto in the case of each Eurodollar Borrowing then outstanding, the Borrowers shall prepay such Borrowing in its entirety, and, to the extent a Borrower elects to do so and subject to the conditions specified in Section 4.02, such Borrower shall reborrow Loans from the Lenders in proportion to their respective Revolving Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in such proportion.

Section 3.  Amendment Of Section 6.10.  The last sentence of Section 6.10 is amended to insert the following proviso before the period at the end thereof:

; provided, however, that nothing herein shall be deemed to prohibit, or require the prior written consent of the Required Lenders to, amendments or modifications to the documents relating to the Permitted Receivables Transaction, so long as such amendments or modifications do not (a) reduce the extent to which the subordinated notes issued pursuant to such documents are subordinated to other Indebtedness or (b) otherwise directly or indirectly cause or result in any violation of any other provision of this Agreement

Section 4.  Amendment of Section 6.14.  Section 6.14 is amended to read in its entirety as follows:

SECTION 6.14.  Capital Expenditures.  For any fiscal year of the Company, Capital Expenditures shall not exceed the sum of:

(i)            $40,000,000, plus

(ii)           for each fiscal year beginning on or after January 1, 2006, 50% of Excess Cash Flow for the prior fiscal year, plus

(iii)          an amount equal to the excess (if any) of (A) the sum of $225,000,000 and the aggregate amount of Capital Expenditures permitted by clauses (i) – (ii) above for all fiscal years of the Company beginning on or after January 1, 2005 and ending prior to such fiscal year over (B) the aggregate amount of Capital Expenditures made in all fiscal years of the Company beginning on or after January 1, 2005 and ending prior to such fiscal year.

For purposes of this Section 6.14, “Capital Expenditures” shall not include expenditures otherwise permitted under this Agreement to purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit.

Section 5.  Consent to Liquidate and Dissolve GGTMC.  The Company wishes to transfer all or substantially all of the assets of GGTMC to the Company or another Subsidiary Loan Party and, thereafter, to dissolve GGTMC’s corporate existence, as permitted by Section 6.03 of the Credit Agreement.  The Lenders confirm and agree that (a) GGTMC may, in anticipation of its dissolution, transfer all or substantially all of its assets to the Company or another Subsidiary Loan Party, (b) upon such transfer, GGTMC shall be deemed to be released in toto from its obligations as a Lien Grantor and Subsidiary Guarantor under the Collateral Agreement, and (c) the Company may thereafter dissolve GGTMC’s corporate existence.  The Company agrees that it (i) shall cause the dissolution of GGTMC within 180 days of the date on which GGTMC transfers all or substantially all of its assets to the Company or another Subsidiary Loan Party and (ii) shall not permit GGTMC, following its release from the Collateral Agreement, to purchase or acquire any assets except in a de minimis amount to the extent necessary to facilitate the dissolution of GGTMC’s corporate existence.

Section 6.  Representations of Company.  The Company represents and warrants that (i) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true on and as of the Amendment Effective Date (as hereinafter defined) to the same extent as they would be required to be under Section 4.02 on the occasion of any Loan or issuance of any Letter of Credit and (ii) no Default will have occurred and be continuing on such date.

Section 7.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 8.  Counterparts; Effectiveness.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when the Administrative Agent shall have received:

(i)            from the Company for the account of each new Lender and each existing Lender which has increased its Revolving Commitment, an amendment fee equal to .125% to .20% of such Lender’s new or additional Revolving Commitment, as the case may be, depending on the amount thereof,

(ii)           each of the Company and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof,

(iii)          a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Jones Day, counsel for the Loan Parties, substantially in the form of Exhibit B to the Credit Agreement, with such changes and modifications as are acceptable to the Administrative Agent and its counsel.  The Company hereby requests Jones Day to deliver such opinion, and

(iv)          such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, and any other legal matters relating to the Loan Parties or the Loan Documents, all in form and substance satisfactory to the Administrative Agent and its counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GEORGIA GULF CORPORATION

By:	/s/ JOEL I. BEERMAN
Name: Joel I. Beerman
Title: Vice President, General Counsel and Secretary

GEORGIA GULF CHEMICALS & VINYLS, LLC

By:	/s/ JOEL I. BEERMAN
Name: Joel I. Beerman
Title: Vice President, General Counsel and Secretary

GEORGIA GULF LAKE CHARLES, LLC

By:	/s/ JOEL I. BEERMAN
Name: Joel I. Beerman
Title: Vice President, General Counsel and Secretary

LENDERS
JPMORGAN CHASE BANK, N.A.

	By:	/s/ Peter A. Dedousis
		Name:	Peter A. Dedousis
		Title:	Managing Director

BANK OF AMERICA, N.A.

	By:	/s/ Colleen M. Briscoe
		Name:	Colleen M. Briscoe
		Title:	Vice President

BANK OF TOKYO-MITSUBISHI TRUST COMPANY

	By:	/s/ Christopher J. DeLauro
		Name:	Christopher J. DeLauro
		Title:	Assistant Vice President

LASALLE BANK NATIONAL ASSOCIATION

	By:	/s/ W. P. Fischer
		Name:	W. P. Fischer
		Title:	Senior Vice President

MIZUHO CORPORATE BANK, LTD.

	By:	/s/ Raymond Ventura
		Name:	Raymond Ventura
		Title:	Deputy General Manager

SUNTRUST BANK

By:	/s/ Kelly Gunter
	Name:	Kelly Gunter
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick D. Finn
	Name:	Patrick D. Finn
	Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Dorothy G. W. Brailer
	Name:	Dorothy G. W. Brailer
	Title:	Vice President

RBC CENTURA BANK

By:	/s/ William B. Nixon
	Name:	William B. Nixon
	Title:	Managing Director

UFJ BANK LIMITED

By:	/s/ Stephen C. Small
	Name:	Stephen C. Small
	Title:	Senior Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ John C. Canty
	Name:	John C. Canty
	Title:	Vice President

Schedule 2.01
Commitment Schedule

Revolving Commitments
JPMorgan Chase Bank, N.A.	$30,000,000.00

Bank of America, N.A.	$30,000,000.00

Mizuho Corporate Bank, Ltd.	$27,000,000.00

SunTrust Bank	$27,000,000.00

Wachovia Bank, National Association	$27,000,000.00

LaSalle Bank, N.A.	$22,000,000.00

Bank of Tokyo-Mitsubishi Trust Company	$17,000,000.00

PNC Bank, National Association	$15,000,000.00

RBC Centura Bank	$15,000,000.00

UFJ Bank Limited	$15,000,000.00

The Northern Trust Company	$15,000,000.00

TOTAL	$240,000,000.00